Exhibit j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Interestholders of the LifePath® Retirement Master Portfolio, LifePath® 2020 Master Portfolio, LifePath® 2030 Master Portfolio, LifePath® 2040 Master Portfolio, LifePath® 2050 Master Portfolio, Active Stock Master Portfolio, and the CoreAlpha Bond Master Portfolio, each a series of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Interestholders of ACWI ex-U.S. Index Master Portfolio, Russell 1000® Index Master Portfolio and Bond Index Master Portfolio, each a series of Master Investment Portfolio, which also are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

April 28, 2015